As filed with the Securities and Exchange Commission on March 8, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROTAGONIST THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	94-0505495
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

521 Cottonwood Drive, Suite 100

Milpitas, California 95035

(408) 649-7370

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan

Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan

Dinesh V. Patel, Ph.D.

President and Chief Executive Officer

Protagonist Therapeutics, Inc.

521 Cottonwood Drive, Suite 100

Milpitas, California 95035

(408) 649-7370

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey

Michael E. Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share
– Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan	668,891(2)	$13.58(3)	$9,083,539.78	$1,052.78
– Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan	167,222(4)	$13.58(3)	$2,270,874.76	$263.19
Total	836,113		$11,354,414.54	$1,315.98

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)	Represents shares of common stock that were automatically added to the shares authorized for issuance under the Registrant’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”), on January 1, 2017 pursuant to an “evergreen” provision contained in the 2016 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2016 Plan automatically increases on January 1 of each year, starting on January 1, 2017 and continuing through (and including) January 1, 2026 by 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding fiscal year, or a lesser number of shares determined by the Registrant’s board of directors.
(3)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $13.58 per share, the average of the high and low prices of the Registrant’s common stock on March 6, 2017 as reported on the NASDAQ Global Market.
(4)	Represents shares of common stock that were automatically added to the shares authorized for issuance under the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”) on January 1, 2017 pursuant to an “evergreen” provision contained in the 2016 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2016 ESPP automatically increases on January 1st of each year, starting on January 1, 2017 and continuing through (and including) January 1, 2026 by the lesser of: (i) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding fiscal year, (ii) 300,000 shares, or (iii) such other number of shares determined by the Registrant’s board of directors.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2016 Plan and 2016 ESPP is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2016 Plan and 2016 ESPP under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 15, 2016 (File No. 333-213120). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) The contents of the earlier registration statement on Form S-8 relating to the 2016 Plan and 2016 ESPP, previously filed with the SEC on August 15, 2016 (File No. 333-213120).

(b) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 7, 2017.

(c) The Registrant’s Current Report on Form 8-K filed with the SEC on February 9, 2017.

(d) The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A/A filed on August 9, 2016 (File No. 001-37852) under the Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Protagonist Therapeutics, Inc.

4.2 (2)	Amended and Restated Bylaws of Protagonist Therapeutics, Inc.

4.3 (3)	Specimen stock certificate evidencing the shares of common stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan and forms of stock option grant notice, option agreement, notice of exercise, restricted stock unit grant notice and restricted stock unit agreement thereunder.

99.2 (5)	Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1(b) to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2(b) to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(4)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(5)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 8th day of March, 2017.

PROTAGONIST THERAPEUTICS, INC.

By:	/s/ Dinesh V. Patel, Ph.D.
Dinesh V. Patel, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dinesh V. Patel, Ph.D. and Thomas P. O’Neil, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dinesh V. Patel, Ph.D. Dinesh V. Patel, Ph.D.	President and Chief Executive Officer (principal executive officer)	March 8, 2017

/s/ Thomas P. O’Neil Thomas P. O’Neil	Chief Operating Officer (principal financial and accounting officer)	March 8, 2017

/s/ Harold E. Selick, Ph.D. Harold E. Selick, Ph.D.	Chairman of the Board of Directors	March 8, 2017

/s/ Chaitan Khosla, Ph.D. Chaitan Khosla, Ph.D.	Director	March 8, 2017

/s/ Julie Papanek Julie Papanek	Director	March 8, 2017

/s/ Armen B. Shanafelt, Ph.D. Armen B. Shanafelt, Ph.D.	Director	March 8, 2017

/s/ William D. Waddill William D. Waddill	Director	March 8, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Protagonist Therapeutics, Inc.

4.2 (2)	Amended and Restated Bylaws of Protagonist Therapeutics, Inc.

4.3 (3)	Specimen stock certificate evidencing the shares of common stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan and forms of stock option grant notice, option agreement, notice of exercise, restricted stock unit grant notice and restricted stock unit agreement thereunder.

99.2 (5)	Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1(b) to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2(b) to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(4)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(5)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.